EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-45396 and 333-26567) of Tristar Corporation (formerly Ross Cosmetics Distribution Centers, Inc.) of our report dated November 28, 2000 relating to the financial statements and financial statement schedule of Tristar Corporation and its subsidiaries, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
November 28, 2000